                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PerfectData Corporation:

We consent to the use of our report dated May 9, 2003 with respect to the balance sheet of PerfectData Corporation as of March 31, 2003 and the related statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for each of the years ended March 31, 2003 and 2002, included herein and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

Los Angeles, California
October 24, 2003